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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

                       [On Accountant Firm's Letterhead]

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1999, except as to Note 15, which is as of February 12, 1999, relating to the consolidated financial statements, which appears in the Registration Statement on Form S-1 of Mpath Interactive, Inc. which became effective on April 29, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Jose, California
October 18, 1999